Execution Copy
PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 9th day of October 2006, by and between Aces Wired, Inc. (the “Company”), a Nevada corporation with its principal offices at 11827 Judd Ct., Dallas, Texas 75243, and ________________________ (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.         Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 1,946,400 shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, which shall automatically convert into shares (the “Conversion Shares”) of common stock, par value $.001 per share (the “Common Stock”) of the Company, on the date that the Registration Statement (as defined herein) is declared effective by the Securities and Exchange Commission (the “Commission”). The Company reserves the right to increase or decrease the number of shares of Preferred Stock sold in this private placement prior to the Closing Date. The Shares are classified as convertible preferred stock of the Company for the purpose of providing a mechanism whereby the Company may be required to pay to the Purchaser liquidated damages in accordance with Section 7.6 in the event that the Registration Statement (as defined herein) is not declared effective by the Required Effective Date (as defined herein), all as more particularly described in the Designation of Rights and Preferences of Series A Convertible Preferred Stock attached hereto as Exhibit A.

SECTION 2.        Agreement to Sell and Purchase the Shares.

2.1         Sale and Purchase at the Closing. At the Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

Number to Be Purchased	Price Per Share In Dollars	Aggregate Price
	$5.00	$

The Company proposes to enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean Merriman Curhan Ford & Co. The Shares are being issued and sold in connection with the reverse stock split and stock exchange (the “Restructuring”) with Goodtime Action Amusement Partners, L.P. (“Goodtime”). For clarification purposes, the “Company” shall mean the Company after giving effect to the Restructuring.

2.2           Purchase Option.  At any time following the Closing Date but prior to the effective date of the Registration Statement (the “Option Period”), Purchaser shall have the option to purchase (the “Option”), and the Company agrees to sell upon the written request of Purchaser in accordance with the provisions hereof, up to 20% of the number of Shares (the “Option Share Amount”) set forth in the table in Section 2.1 of this Agreement at a purchase price of $5.00 per Share (the “Option Price”). This Option shall be exercisable in whole or in part by Purchaser provided that in no event shall the Company be required to sell more than the Option Share Amount to Purchaser pursuant to this Section 2.2.

At any time during the Option Period, Purchaser may exercise this Option, in whole or in part, by sending a written request to the Company in accordance with Section 11 setting forth the number of Shares to be purchased. Upon receipt of such notice and the Option Price, the Company shall deliver to Purchaser a certificate representing such Shares.

If the Company shall effect a stock split or reverse stock split, or a combination, consolidation, reclassification, exchange or substitution of the Shares during the Option Period, then in each such event the Option Share Amount and the Option Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

SECTION 3.        Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002-4499, as soon as practicable and as agreed to by the parties hereto, on September 27, 2006, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder from the Escrow Agent (as defined herein); (b) the purchase by the Purchasers and the sale by the Company to such Purchasers of Shares for an aggregate purchase price of not less than $8,110,000 on the Closing Date on terms substantially the same as those reflected herein; and (c) the accuracy in all material respects of the representations and warranties made by the Purchasers (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) each of the representations and warranties of the Company and each of its Subsidiaries made herein shall be accurate as of the Closing Date; (b) the fulfillment of those undertakings of the Company and each of its Subsidiaries to be fulfilled prior to Closing; (c) evidence of the completion of the Restructuring, in form and substance satisfactory to the Placement Agent; (d) each of the Company, the Placement Agent and the Escrow Agent (as defined herein) executed that certain Escrow Agreement in substantially the form attached hereto as Exhibit C; (e) the purchase by the Purchasers and the sale by the Company to such Purchasers of Shares for an aggregate purchase price of not less than $8,110,000 as of the Closing Date; (f) the delivery to the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth in Section 4 hereto are true and correct as of the date of this Agreement and as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (g) the execution and delivery of a lockup agreement in the form attached hereto as Exhibit D by shareholders of the Company reflected on Exhibit D holding at least 89% of all issued and outstanding shares of Common Stock immediately prior to the Closing, which shareholders shall include all directors and executive officers of the Company; and (h) the execution and delivery to the Company of a Confidentiality and Non-Competition Agreement in the form attached as Exhibit E hereto by GordonGraves.

Concurrently with the execution and delivery of this Agreement, the Company, Wells Fargo, N.A. (the “Escrow Agent”) and the Placement Agent shall enter into the Escrow Agreement, pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Purchaser (the “Escrow Account”). Not fewer than two business days following the date hereof, (i) the Purchaser will deposit an amount equal to the aggregate purchase price set forth opposite such Purchaser’s name in Section 2 hereto in the Escrow Account and (ii) pursuant to the Escrow Agreement, the Escrow Agent will notify the Company and the Placement Agent in writing as to the deposit in the Escrow Account by the Purchaser funds equal to the proceeds of the sale of Shares to be sold at such Closing to such Purchaser (the “Requisite Funds”). On the Closing Date, provided that the Company previously provides to the Escrow Agent a certificate of the Company’s Chief Executive Officer and Chief Financial Officer that the conditions to closing set forth in the previous paragraph have been satisfied or waived, the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, shall release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement.

SECTION 4.         Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1            Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The material subsidiaries of the Company are listed on Exhibit B (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, prospects, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

4.2           Authorized Capital Stock. The Company has outstanding capital stock as set forth on Schedule 4.2; the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Company Documents (as defined below). The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Company Documents accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.3            Issuance, Sale and Delivery of the Shares. The Shares and the Conversion Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws), and will conform in all material respects to the description thereof set forth in the Company Documents. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares and the Conversion Shares by the Company pursuant to this Agreement. Except as set forth on Schedule 4.3, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the “Securities Act”) in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares or the Conversion Shares to be sold by the Company as contemplated herein. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the conversion of the Shares into the Conversion Shares.

4.4            Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement, the Escrow Agreement, and documents relating to the Restructuring (the “Restructuring Documents” and, together with the Agreement and the Escrow Agreement, the “Transaction Documents”) and perform the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated herein and therein will not violate any provision of the certificate of incorporation or bylaws, or other organizational document, as applicable, of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, lease, franchise, license, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) to the Company’s knowledge, any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body (including, without limitation, any gaming authority in any State in the United States or foreign country (collectively, the “Gaming Authorities”)) applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including any Gaming Authority, is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated herein and therein, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery of the Transaction Documents, and assuming the valid execution thereof by the Purchaser and any other party thereto other than the Company or any Subsidiary or affiliate of the Company, each of the Transaction Documents will constitute a valid and binding obligation of the Company or any Subsidiary or affiliate of the Company, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.

4.5            Accountants. The firm of Hawkins Accounting, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The firm of Weaver and Tidwell, LLP, which has expressed its opinion with respect to the consolidated financial statements of Goodtime, is an independent accountant as required by the Securities Act and the Rules and Regulations.

4.6            No Defaults. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, as applicable, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would have a Material Adverse Effect.

4.7            Contracts. The material contracts of the Company and each of its Subsidiaries are in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is, nor, to the Company’s knowledge, is any other party in breach of or default under any of such contracts which would have a Material Adverse Effect. Except as set forth on Schedule 4.7, the Company has no contracts, agreements, leases or instruments to which it is a party that (i) the performance of which involves consideration in excess of $25,000 annually, (ii) contain provisions allowing, restricting or affecting the development, manufacture or distribution of the products or services of the Company or any of its Subsidiaries, or (iii) prohibits or limits the right or ability of the Company or any of its Subsidiaries to engage in any line of business or from engaging in competition with any person or entity. There are no agreements between the Company or any of its Subsidiaries, or officers, directors or management or any family member of any of the foregoing, on the one hand, and any individual or business with respect to the business of the Company and its Subsidiaries, on the other hand, other than the written contracts and agreements disclosed on Schedule 4.7.

4.8            No Actions. There are no legal or governmental actions, suits or proceedings pending and to the Company’s knowledge, there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened (including, without limitation, by any Gaming Authority) to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body (including, without limitation, by any Gaming Authority) which might reasonably be expected to have a Material Adverse Effect.

4.9            Properties. The Company and the Subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements of the Company and the Subsidiary Financial Statements (as defined herein), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements of the Company and the Subsidiary Financial Statements, or (ii) those which are not material in amount and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole. The Company leases all such properties as are necessary to its operations as now conducted.

4.10          No Material Change. Except as set forth on Schedule 4.10, since October 30, 2005 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Shares hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, or indebtedness not incurred in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole; and (v) there has not been any change in the accounting principles applied by the Company or any of its Subsidiaries in the preparation of the financial statements of the Company and its Subsidiaries other than changes in accordance with generally accepted accounting principles. Since October 30, 2005, there has not been any event which has caused a Material Adverse Effect.

4.11          Intellectual Property. (i) Each of the Company and its Subsidiaries owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or its Subsidiaries for the products that would preclude the Company or its Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or its Subsidiaries; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

4.12          Compliance. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations and the rules and regulations of any Gaming Authority; except where failure to be so in compliance would not have a Material Adverse Effect.

4.13          Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which might reasonably be expected to have a Material Adverse Effect.

4.14          Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.15          Offering Materials. Except for the Company Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Shares, as contemplated by the Transaction Documents, to the registration requirements of Section 5 of the Securities Act.

4.16          Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses, including, but not limited to, insurance covering all real and personal property leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.17          Additional Information. The information contained in the offering materials provided to the investors and the following documents (all of which are referred to collectively as the “Company Documents”), which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, did not as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or if amended, as so amended:

(a)         the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

(b)         the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(c)        the Company’s prospectus filed with the Commission on November 12, 2003, Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2/A filed with the Commission on February 3, 2004 and Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2/A filed with the Commission on February 17, 2004; and

(d)         all other documents, if any, filed by the Company with the Commission since December 31, 2005 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.18          Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Conversion Shares.

4.19          Certificate. At the Closing, the Company will deliver to Purchasers a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that representations and warranties of the Company and each of its Subsidiaries set forth in Section 4 hereto are true and correct as of the date of this Agreement and as of the Closing Date and that the Company and each of its Subsidiaries has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date. At the Closing, the Company shall cause each of its Subsidiaries to deliver to Purchasers a certificate executed by officers of each such Subsidiary, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that representations and warranties of such Subsidiary set forth in Section 4 hereto are true and correct as of the date of this Agreement and as of the Closing Date and that such Subsidiary has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date. At the Closing, the Company will deliver to Purchasers a certificate executed by the secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

4.20          Evidence of Completion of Corporate Transactions. At the Closing, the Company will deliver to the Placement Agent evidence of the completion of the Restructuring, in form and substance satisfactory to the Placement Agent.

4.21          Reporting Company; Form S-1. The Company is subject to the reporting requirements of the Exchange Act. The Company is eligible to register the Conversion Shares for resale by the Purchaser on a registration statement on Form S-1 or Form SB-2 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-1 or Form SB-2 that will be available for the resale of the Conversion Shares by the Purchaser.

4.22          Use of Proceeds. The Company shall use the proceeds from the sale of Shares as set forth on Schedule 4.22.

4.23          Non-Public Information. On or before 9:00 a.m., New York City time, on or before the fourth business day after the Closing Date, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, and attaching as an exhibit to such Form 8-K a form of this Agreement and the Restructuring Documents (including such exhibit, the “8-K Filing”). The Company shall not, and shall use its best efforts to cause each of its officers, directors, employees and agents not to, provide the Purchaser with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Purchaser. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company.

4.24          Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.25         Related Party Transactions. Except as set forth on Schedule 4.25, no transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the Company Documents and is not so described in such filings.

4.26          Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Company Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the Company Documents.

4.27          Governmental Permits, Etc. Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company and its Subsidiaries as currently conducted, including without limitation all such licenses, certificates, authorizations and permits required by any Gaming Authority, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by any Gaming Authority, or any other federal, state or foreign agencies or bodies engaged in the regulation of gaming, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. No Gaming Authority has issued any order or decree or is otherwise impairing, restricting or prohibiting the continuation of the business of the Company and each of its Subsidiaries as is presently being conducted or contemplated. No event has occurred that allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or that results in any other material impairment of the rights of the holder of any other material impairment of the rights of the holder of any such franchises, licenses, certificates and other authorizations. Such franchises, licenses, certificates and other authorizations contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries in light of their respective business, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such franchises, licenses, certificates and other authorizations. Neither the Company nor its management has any reasonable basis to believe that any franchises, licenses, certificates and other authorizations necessary in the future to conduct the business of the Company or any Subsidiary as described in the Company Documents will not be granted upon application, or that any Gaming Authority or any other governmental agencies are investigating the Company or any Subsidiary or any of their officers, directors, key employees, security holders or affiliated companies, other than in ordinary course administrative review or in review of the transactions contemplated hereby.

4.28         Financial Statements. The Company has provided to the Purchaser the audited financial statements of its Subsidiaries set forth on Schedule 4.28(a) (the “Subsidiary Financial Statements”). Each of the Subsidiary Financial Statements and the consolidated financial statements of the Company and the related notes contained in each of the Subsidiary Financial Statements and in the Company’s Exchange Act filings present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Subsidiary Financial Statements and the Company’s financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The consolidated financial statements of Goodtime and the related notes thereto set forth on Schedule 4.28(b) present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of Goodtime and its subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The unaudited pro forma financial statements and the related notes thereto set forth on Schedule 4.28(c), giving effect to the Restructuring, present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

4.29          Sarbanes-Oxley Act. The Company and each of its Subsidiaries is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains a system of internal accounting controls that the Company and each of its Subsidiaries reasonably believes are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.30          Listing. The Company has not, in the two years preceding the date hereof, received any notice (written or oral) from the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board (each a “Trading Market”), or any stock exchange, market or trading facility to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company shall comply with all requirements of any Trading Market on which the Common Stock and the Conversion Shares may be listed or quoted. The Company shall use its best efforts to have the Common Stock and the Conversion Shares traded in the over-the-counter market as reported by Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices) on or before the first date that the Registration Statement is declared effective by the Commission.

4.31          Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.32          Employee Relations. (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant between such person and the Company or any of its Subsidiaries, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

4.33          ERISA. The Company is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title (IV) of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4917 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which, in each case, would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

4.34          Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.35          Equal Treatment of Purchasers. Each Purchaser has entered into the Agreement on materially equivalent terms. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to the Agreements. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Shares and the Conversion Shares or otherwise.

4.36          No Integration. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions nor will the Company or any of its subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

4.37          No Fiduciary Duty. The Placement Agent and the Purchaser are acting as principals and not as an agent or fiduciary of the Company and each of its Subsidiaries and the engagement of Merriman Curhan Ford & Co. in connection with the offering of the Shares is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for independently making its own judgments in connection with the offering of the Shares (irrespective of whether any Placement Agent or the Purchaser has advised or are currently advising the Company on related or other matters).

SECTION 5.         Representations, Warranties and Covenants of the Purchaser. i)The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Shares, based on the Purchaser’s own financial circumstances; (ii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares and to ask questions of, and receive answers from, the Company concerning such information; (iii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or Conversion Shares or until the Company is no longer required to keep the Registration Statement effective; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein, the Purchaser has not relied on the Placement Agent in negotiating the terms of its investment in the Shares and, in making a decision to purchase the Shares, the Purchaser has not received or relied on any communication, investment advice or recommendation from the Placement Agent; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (viii) the Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (ix) the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of its Shares or Conversion Shares or the Company is no longer required to keep the Registration Statement effective.

(b)         The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(c)         For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases describing this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

(d)          The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

(e)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the Conversion Shares.

(f)           The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares or the Conversion Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares or the Conversion Shares will bear a restrictive legend in substantially the following form:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the United States and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”

(g)          The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

(h)         The Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Conversion Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Conversion Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Conversion Shares have been sold in accordance with the Registration Statement, or the Shares and the Conversion Shares have been sold in accordance with the Securities Act and any applicable state securities or blue sky laws and (B) the prospectus delivery requirement of effectively has been satisfied. The Purchaser will notify the Company promptly after the sale of all of its Shares and/or Conversion Shares. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the Prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed, the Purchaser shall not use any written materials to offer the Conversion Shares for resale other than the prospectus provided by the Company, and shall not create or disseminate any “free writing prospectus” (as defined in the Rules and Regulations) relating to the Conversion Shares. The Purchaser hereby covenants that it will not sell any Conversion Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspensions shall be for a period of longer than 90 days in the aggregate in any 12-month period.

(i)           The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6.         Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company, each of its Subsidiaries and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefore.

SECTION 7.         Registration of the Shares; Compliance with the Securities Act.

7.1	Registration Procedures and Expenses. The Company shall:

(a)          as soon as reasonably practicable, but in no event later than 30 days following the Closing Date (the “Filing Date”), prepare and file with the Commission the Registration Statement on Form S-1 or Form SB-2 relating to the sale of the Conversion Shares by the Purchaser and the Other Purchasers from time to time in the over-the-counter market as reported by Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices) or the facilities of any Trading Market on which the Common Stock is then traded or in privately-negotiated transactions;

(b)         use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 150 days after the Closing Date (the “Required Effective Date”);

(c)          use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) the date all Conversion Shares are sold pursuant to the Registration Statement, or (iii) such time as the Conversion Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended;

(d)         furnish to the Purchaser with respect to the Conversion Shares registered under the Registration Statement (and to each underwriter, if any, of such Conversion Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Purchaser;

(e)          file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)          bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Conversion Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any;

(g)         file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

(h)         issue a press release or a Current Report on Form 8-K as may be required under the Exchange Act describing the transactions contemplated by this Agreement and the Restructuring Documents on the Closing Date; and

(i)          make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

7.2            Transfer of Shares and Conversion Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or the Conversion Shares or its right to purchase the Shares or the Conversion Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.3	Indemnification. For the purpose of this Section 7.3:

(i)   the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)  the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

(a)          The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)         Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c)          Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)         If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Preferred Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares and the Conversion Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

7.4            Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares and the Conversion Shares shall cease and terminate as to any particular number of the Shares and the Conversion Shares upon the passage of two years from the effective date of the Registration Statement covering such Conversion Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5            Information Available. So long as the Registration Statement is effective covering the resale of the Conversion Shares owned by the Purchaser, the Company will furnish to the Purchaser:

(a)          as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Conversion Shares (the foregoing, in each case, excluding exhibits);

(b)         upon the reasonable request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses; and

(c)          the Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Conversion Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

7.6            Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 0.5% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement (pro rata on a 30 day basis); and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. If the Purchaser shall be prohibited from selling Conversion Shares under the Registration Statement as a result of a Suspension of more than 60 consecutive days or Suspensions of more than 90 days in the aggregate in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30-day period equal to 0.5% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement (pro rata on a 30 day basis); and for any such 30-day period, such payment shall be made no later than three business days following such 30-day period. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 11 of this Agreement. Any payments made pursuant to this Section 7.6 shall constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Purchaser in respect of the same Shares or Conversion Shares for the same period of time or (b) in an aggregate amount that exceeds 10% of the purchase price paid by such Purchase for its Shares and Conversion Shares pursuant to this Agreement. Such payments shall be made to the Purchaser in cash.

SECTION 8.         Register. The Company shall keep at its principal executive office a register for the registration and registration of transfers of the Preferred Stock. The name and address of each holder of the Preferred Stock, each transfer thereof and the name and address of each transferee of the Preferred Stock shall be registered in such register. Prior to due presentment for registration of transfer, the person in whose name any Preferred Stock shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

SECTION 9.         Covenants With Respect to the Preferred Stock. Unless the holders of a majority of the aggregate outstanding shares of Preferred Stock shall otherwise agree, the Company shall not:

9.1            take any action that may adversely alter or change the designated powers, rights, preferences or privileges, or impair the conversion rights, of the shares of Preferred Stock;

9.2	increase the authorized number of shares of Preferred Stock; or

9.3            authorize or create (by reclassification or otherwise) any class or series of preferred stock of the Company with powers, rights, preferences and privileges senior to the Preferred Stock.

SECTION 10.       Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 11.       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)	if to the Company, to:

Aces Wired, Inc.
11827 Judd Ct.,
Dallas, Texas 75243
Attention: President
Facsimile: 972-238-7652

with a copy to:

Thompson & Knight LLP
333 Clay Street
Suite 3300
Houston, Texas 77002
Attention: William T. Heller IV
Facsimile: 832-397-8071

(b)         if to the Purchaser, at its address as set forth at the end of this Agreement.

SECTION 12.       Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

SECTION 13.       Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 14.       Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.1          Governing Law. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 15.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 16.       Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 17.       Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser with the prior written consent of the Company, except such consent shall not be required in cases of assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement.

SECTION 18.       Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 19.       Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ACES WIRED, INC.

By:
Name:
Title:

Print or Type:
Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier:

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement which this follows)

A. Complete the following items on BOTH Purchase Agreements (Please sign two originals):

1.	Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with hand copy by overnight delivery):

Merriman Curhan Ford & Co.
600 California St, 9th floor
San Francisco, CA 94108
Facsimile:
Attn: _______________________

B.     Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.     Upon the resale of the Conversion Shares by the Purchasers after the Registration Statement covering the Conversion Shares is effective, as described in the Purchase Agreement, the Purchaser:

(i)
must effectively cause the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); AND

(ii)	must send a letter in the form of Appendix II to the Company so that the Conversion Shares may be properly transferred.

Appendix I
(Page 1 of 3)

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I
(Page 2 of 3)

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of securities that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

Yes	No

If yes, please indicate the nature of any such relationships below:

SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer:  ☐  Yes  ☐  No    If “yes,” please describe below

Appendix I
(Page 3 of 3)

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II
[Transfer Agent]
[____________]
[____________]

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

[fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on

[date]

in accordance with the terms of the Purchase Agreement and in accordance with Registration Statement number

[fill in the number of or otherwise identify Registration Statement]

or otherwise in accordance with the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser
(Individual or
Institution):

Name of Individual
representing
Purchaser (if an
Institution)

Title of Individual
representing
Purchaser (if an
Institution):

Signature by:
Individual Purchaser
or Individual repre-
senting Purchaser:

EXHIBIT A

DESIGNATION OF RIGHTS AND PREFERENCES OF
SERIES A CONVERTIBLE PREFERRED STOCK

EXHIBIT B

Name of Subsidiary	State or Other Jurisdiction of Incorporation/Organization
K&B Sales, Inc.	Oklahoma
Aces Wired, LLC	Texas
Assured Stored Value, LP	Texas
Aces Wired Amusement Centers No 1, LP	Texas
Aces Wired Amusement Centers No 2, LP	Texas
Aces Wired Amusement Centers No 3, LP	Texas
Aces Wired Amusement Centers No 4, LP	Texas
Aces Wired Amusement Centers No 5, LP	Texas
Aces Wired Amusement Centers No 6, LP	Texas
Aces Wired Amusement Centers No 7, LP	Texas

EXHIBIT C

ESCROW AGREEMENT

EXHIBIT D

Form of LOCK UP Letter

September ___, 2006

Merriman Curhan Ford & Co.
As Placement Agent
600 California Street, 9th floor
San Francisco, California 94108

Dear Ladies and Gentlemen:

1.     The undersigned is an owner of record or beneficially of certain shares of Common Stock (“Common Stock”) of Aces Wired, Inc., a Nevada corporation (the “Company”), or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”), [or [an officer][a director] of the Company]. For clarification purposes, the “Company” shall mean the Company after giving effect to the reverse stock split and stock exchange with Goodtime Action Amusement Partners, L.P. The undersigned understands that the Company proposes to enter into a purchase agreement (the “Purchase Agreement”) with certain accredited investors providing for the purchase (the “Offering”), in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (the “Shares”). Unless otherwise stated or defined in this letter agreement, capitalized terms will have the meanings given to them in the Purchase Agreement.

2.    In connection with the Offering and pursuant to the terms of the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement providing for the resale under the Securities Act of the shares of Common Stock into which the Shares are convertible.

3.    In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of Merriman Curhan Ford & Co. (which consent may be withheld in its sole discretion), he, she or it will not, during the period commencing on the date hereof and ending on the earlier of (a) 180 days after the date the Registration Statement (as defined in the Purchase Agreement) is declared effective, or (b) two years from the date hereof ((a) and (b), each a “Lock-Up Period”), (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of (including, without limitation, any short sale), establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), lend or otherwise dispose of or transfer any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise ((i) or (ii), each a “Disposition”).

September   , 2006

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

4.     Notwithstanding the foregoing, subject to applicable securities laws, the undersigned may transfer securities of the Company as follows: (i) as a bona fide gift or gifts, provided that the donees thereof agree in writing to be bound by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein; (iii) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree in writing to be bound by the restrictions set forth herein; (iv) as required under any of the Company’s benefit plans or bylaws; (v) as collateral for any bona fide loan, provided that the lender agrees in writing to be bound by the restrictions set forth herein; and (vi) with respect to sales of securities acquired in the open market after the effective date of the Registration Statement (so long as no public filing pursuant to the Securities Exchange Act of 1934, as amended, or otherwise, or any public announcement, is required in connection with such sale). For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

5.     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act, and the rules and regulations promulgated thereunder, of any Common Stock or Securities owned either of record or beneficially by the undersigned.

6.     The undersigned acknowledges that Investor is relying on the agreements of the undersigned set forth herein in making its decision to consummate the transactions contemplated by the Purchase Agreement.

7.     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

September   , 2006

8.     This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[Name of Stockholder or Director or Officer]

EXHIBIT E

Form of Confidentiality and Non-Competition Agreement of Gordon Graves